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                                   EXHIBIT 6.2
                         SHARE EXCHANGE ACKNOWLEDGMENTS
                        WEBWORKS MULTIMEDIA CORPORATION


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Global Telephone Communication, Inc.;

The undersigned hereby acknowledges to you that (1) the 500,000 shares of the common stock of Global Telephone Communication, Inc. (the "Company") (the "Securities") which were acquired in exchange for the undersigned's shares of WEBWORKS MULTIMEDIA were acquired for the undersigned's own account, for investment and not with a view to the distribution thereof, (2) prior to purchase, because of a pre-existing business or personal relationship with the Company, its officers or directors, or by reason of the undersigned's business or financial experience, the undersigned was capable of evaluating the merits and risks of an investment in the securities; (3) the undersigned will not offer, sell, transfer or otherwise dispose of the Securities except in a transaction which does not violate the Securities Act of 1933, as amended (the "Act"); and (4) the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Company is the only person which may register its Securities under the Act. Furthermore, the Company has not made any representations, warranties, or covenants to the undersigned regarding the registration of the Securities or compliance with Regulation A or any other exemption under the Act.

The undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. Rule 144 permits sales of "restricted securities" upon compliance with certain requirements. If Rule 144 is available for the resale of the Securities, the undersigned may sell the Securities only in accordance with its limitations.

Any and all certificates representing the Securities, and any certificates issued in replacement or exchange therefor, shall bear the following legend, which the undersigned has read and understands.

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

The undersigned further agrees that the Company shall have the right to issue stop transfer instructions to its transfer agent to bar the transfer of any of the undersigned's certificates except in accordance with the Act. The undersigned acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

Dated April 3, 1998                                       /s/ Lance Morginn
                                                          ---------------------
                                                          (Signature)

                                                           Lance Morginn
                                                           400 West Hastings
                                                           Vancouver BC V6B 1L2



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Global Telephone Communication, Inc.-

The undersigned hereby acknowledges to you that (1) the 500,000 shares of the common stock of Global Telephone Communication, Inc. (the "Company") (the "Securities") which were acquired in exchange for the undersigned's shares of PLANET CITY GRAPHICS were acquired for the undersigned's own account, for investment, and not with a view to the distribution thereof; (2) prior to purchase, because of a pre-existing business or personal relationship with the Company, its officers or directors, or by reason of the undersigned's business or financial experience, the undersigned was capable of evaluating the merits and risks of an investment in the Securities; (3) the undersigned will not offer, sell, transfer or otherwise dispose of the Securities except in a transaction which does not violate the Securities Act of 1933, as amended (the "Act"); and (4) the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Company is the only person which may register its Securities under the Act. Furthermore, the Company has not made any representations, warranties, or covenants to the undersigned regarding the registration of the Securities or compliance with Regulation A or any other exemption under the Act.

The Undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. Rule 144 permits sales of "restricted securities" upon compliance with certain requirements. If Rule 144 is available for the resale of the Securities, the undersigned may sell the Securities only in accordance with its limitations.

Any and all certificates representing the Securities, and any certificates issued in replacement or exchange therefor, shall bear the following legend which the undersigned has read and understands.


         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act the shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the act, the availability of which is to be established to the satisfaction of the Company."

The undersigned further agrees that the Company shall have the right to issue stop transfer instructions to its transfer agent to bar the transfer of any of the undersigned's certificates except in accordance with the Act. The undersigned acknowledges that the Company informed the undersigned of its intention to issue such instructions.

      Dated,                , 1998                  /s/ James Griffin
             ---------------                        ---------------------------
                                                    James Griffin
                                                    445 21st Street East
                                                    North Vancouver, BC V7L 3C1



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Global Telephone Communication, Inc.:

The undersigned hereby acknowledges to you that (1) the 500,000 shares of the common stock of Global Telephone Communication, Inc. (the "Company") (the "Securities") which were acquired in exchange for the undersigned's shares of PLANET CITY GRAPHICS were acquired for the undersigned's own account, for investment, and not with a view to the distribution thereof; (2) prior to purchase, because of a pre-existing business or personal relationship with the Company, its officers or directors, or by reason of the undersigned's business or financial experience, the undersigned was capable of evaluating the merits and risks of an investment in the Securities; (3) the undersigned will not offer, sell, transfer or otherwise dispose of the Securities except in a transaction which does not violate the Securities Act of 1933, as amended (The "Act"); and (4) the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they am subsequently registered under the Act or an exemption from such registration is available. The Company is the only person which may register its Securities under the Act. Furthermore, the Company has not made any representations, warranties, or covenants to the undersigned regarding the registration of the Securities or compliance with Regulation A or any other exemption under the Act.

The undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. Rule 144 permits sales of "restricted securities" upon compliance with certain requirements. If Rule 144 is available for the resale of the Securities, the undersigned may sell the Securities only in accordance with its limitations.

Any and all certificates representing the Securities, and any certificates issued in replacement or exchange therefor, shall bear the following legend, which the undersigned has read and understands:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

The undersigned further agrees that the company shall have the right to issue stop transfer instructions to its transfer agent to bar the transfer of any of the undersigned's certificates except in accordance with the Act. The undersigned acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

Dated               , 1998                             /s/ Richard Appleby
     ---------------                                   ------------------------
                                                       Richard Appleby
                                                       1168 Hamilton, Suite 403
                                                       Vancouver, BC V6B 2S2